Exhibit 99.7

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is entered into effective as of April__, 2007 (the “Effective Date”) by and between THE STANDARD REGISTER CORPORATION, an Ohio corporation (“Assignor”), and EXPED, LLC, an Ohio limited liability company ("Assignee"), pursuant to the terms of the Asset Purchase Agreement dated the date hereof (the "Agreement") among Assignor, Assignee and DOUBLEDAY HOLDINGS, LLC, and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.

Assignment.

Assignor assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Assumed Liabilities (as defined in the Agreement).

2.

Assumption.

Assignee accepts the assignment and transfer of the Assumed Liabilities and assumes and agrees to perform and observe all of the terms, conditions, obligations and covenants required to be performed and observed by the Assignor under the respective Assumed Liabilities from and after the Effective Date.

3.

Binding Agreement.

This Agreement shall be binding upon and shall operate to the benefit of the parties hereto and their respective successors and assigns.

4.

Agreement.

Nothing contained in this Assignment and Assumption Agreement shall be deemed to supersede or expand any of the obligations, agreements, covenants or warranties of Seller in the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

THE STANDARD REGISTER COMPANY

By:

______________________________

Its:______________________________

EXPED, LLC

By:

______________________________

Its:______________________________

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